Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-153153 on Form S-3 of our report dated February 10, 2008 on the consolidated financial statements of China TransInfo Technology Corp., which appears in China TransInfo Technology Corp.’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Simon & Edward, LLP
SIMON & EDWARD, LLP

City of Industry, California
September 19, 2008